SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14

                               FCB Financial Corp.
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1.     Title of each class of securities to which transaction applies:

       2.     Aggregate number of securities to which transaction applies:

       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4.     Proposed maximum aggregate value of transaction:

       5.     Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.     Amount Previously Paid:

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3.     Filing Party:

4.     Date Filed:

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[FCB FINANCIAL CORP. LETTERHEAD]







Dear Shareholder:

       We have previously mailed to you proxy materials relating to the Special Meeting of Shareholders of FCB Financial Corp. to be held on June 7, 1999.

       According to our latest records, we have not as yet received your proxy card to vote your shares on the matters to be considered at this meeting. Regardless of the number of shares you own, it is important that they are represented at the meeting. If you haven't previously mailed your proxy card, please take a moment to sign, date, and mail it to us promptly in the return envelope provided for your convenience. We cannot, without your specific voting instructions, vote your shares on the matters to be acted upon at the meeting.

       If you have already mailed your proxy card, please disregard this letter and accept our thanks.

                                        Sincerely,

                                        /s/ James J. Rothenbach

                                        James J. Rothenbach
                                        President and Chief Executive Officer